EXHIBIT 10i.

                                 AMENDMENT NO.1
                                       TO
                           WINNEBAGO INDUSTRIES, INC.
                              RIGHTS PLAN AGREEMENT


     This Amendment No.1 to Winnebago Industries, Inc. Rights Plan Agreement is dated as of January 13, 2003 (this "Amendment") between Winnebago Industries, Inc. (the "Company"), an Iowa corporation, and Wells Fargo Bank Minnesota, N.A. f/k/a Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), to the Winnebago Industries, Inc. Rights Plan Agreement (the "Rights Agreement"), dated as of May 3, 2000, between the Company and the Rights Agent.

     WITNESSETH:

     WHEREAS, the Board of Directors of the Company has determined to amend the Rights Agreement (the terms defined therein and not otherwise defined herein being used herein as therein defined);

     NOW, THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereto agree as follows:

     SECTION 1. Amendment of Section 1 of Rights Agreement. The definition of
                "Acquiring Person" in Section 1 is amended in full to read as follows:

         "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15 % or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company,
         (iv) any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, (v) any Hanson Family Member, or (vi) FMR Corp., its Affiliates and Associates ("FMR"), but only so long as
         (A) FMR is the beneficial owner of less than twenty percent (20 %) of the shares of common stock then outstanding and (B) FMR reports or is required to report such ownership on Schedule 13G of the Exchange Act or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any present intention to hold such shares of common stock with the purpose or effect of changing or influencing the control of the Company. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (x) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15 % or more (20% in the case of FMR) of the Common Shares of the Company then outstanding or (y) the acquisition by such Person of newly-issued Common Shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); PROVIDED HOWEVER, that if a Person shall become the Beneficial Owner of 15 % or more (20% in the case of FMR) of the Common Shares of the Company then outstanding by reason of share purchases by the Company or the receipt of newly-issued Common Shares directly from the Company and shall, after such share purchases or direct issuance by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; PROVIDED FURTHER, HOWEVER, that any transferee from such Person who becomes the Beneficial Owner of 15 % or more (20 % in the case of FMR) of the Common Shares of the Company then outstanding shall nevertheless be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable (and in any event within ten Business Days after notification by the Company) a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), the such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement.


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     SECTION 2. Compliance with Rights Agreement. This amendment is an amendment of the Rights Plan in compliance with Section 27 thereof.

     SECTION 3. No other amendments; full effect. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof.

     SECTION 4. Counterparts. This amendment may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 5. Governing Law. This amendment shall be deemed to be a contract made under the laws of the State of Iowa and for all purposes shall be governed by and construed in accordance with the laws of such state.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attest it, all as of the day and year first above written.

                         WINNEBAGO INDUSTRIES, INC.


                         By
                                 -----------------------------------------------
                                 /s/ Bruce D. Hertzke, Chairman of the Board,
                                 Chief Executive Officer and President


ATTEST:


By
         -------------------------------------------
         /s/ Raymond M. Beebe, Vice President-
         General Counsel and Secretary



                   WELLS FARGO BANK MINNESOTA, N.A., as
                            Rights Agent

                   By
                            -----------------------------------------
                            /s/ Barbara M. Novak, Vice President

                   ATTEST:


By
         -------------------------------------
         /s/ Nancy Roseny, Vice President